AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

Dated: May 24, 2022.

Deutsche Post AG

By:	/s/ Oliver Steffan
Name:	Oliver Steffan
Title:	Authorized Signatory

By:	/s/ Carola Schmitz-Becker
Name:	Carola Schmitz-Becker
Title:	Authorized Signatory

Deutsche Post Beteiligungen Holding GmbH

By:	/s/ Christoph Diel
Name:	Christoph Diel
Title:	Authorized Signatory

By:	/s/ Christoph Tepper
Name:	Christoph Tepper
Title:	Authorized Signatory